Exhibit 99.2

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The tables below present a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, when excluding Boston Proper:

Chico's FAS, Inc. and Subsidiaries
Reconciliation of Reported to Adjusted Consolidated Financial Data, Excluding Boston Proper
(Unaudited)
(in thousands)

Selected Consolidated Financial Data,
As Reported

	Thirteen Weeks Ended						Thirty-Nine Weeks Ended
	May 2, 2015		August 1, 2015		October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	693,339	100.0%	680,352	100.0%	641,219	100.0%	2,014,910	100.0%
Gross margin	395,770	57.1%	365,968	53.8%	350,482	54.7%	1,112,220	55.2%
Selling, general and administrative expenses	328,217	47.4%	308,437	45.3%	327,575	51.1%	964,229	47.9%
Subtotal	67,553	9.7%	57,531	8.5%	22,907	3.6%	147,991	7.3%

Boston Proper

	Thirteen Weeks Ended						Thirty-Nine Weeks Ended
	May 2, 2015		August 1, 2015		October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	23,782	100.0%	24,209	100.0%	17,312	100.0%	65,303	100.0%
Gross margin	10,478	44.1%	10,923	45.1%	5,826	33.7%	27,227	41.7%
Selling, general and administrative expenses	14,866	62.5%	14,163	58.5%	11,466	66.2%	40,495	62.0%
Subtotal	(4,388)	-18.4%	(3,240)	-13.4%	(5,640)	-32.6%	(13,268)	-20.3%

Selected Consolidated Financial Data,
Adjusted

	Thirteen Weeks Ended						Thirty-Nine Weeks Ended
	May 2, 2015		August 1, 2015		October 31, 2015		October 31, 2015
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	669,557	100.0%	656,143	100.0%	623,907	100.0%	1,949,607	100.0%
Gross margin	385,292	57.5%	355,045	54.1%	344,656	55.3%	1,084,993	55.7%
Selling, general and administrative expenses	313,351	46.8%	294,274	44.8%	316,109	50.7%	923,734	47.4%
Subtotal	71,941	10.7%	60,771	9.3%	28,547	4.5%	161,259	8.3%